Exhibit 16.1
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Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549



October 30, 2002


Dear Sir:

We have read Item 4 included in the Form 8-K dated October 29, 2002 of FNB Bancshares, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


/s/  TOURVILLE, SIMPSON & CASKEY, LLP
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TOURVILLE, SIMPSON & CASKEY, LLP


cc:   V. Stephen Moss, President and Chief Executive Officer
      Kimberly D. Barrs, Chief Financial Officer